AGREEMENT AND AMENDMENT

This Agreement and Amendment (this "Agreement") is entered into as of February 10, 2012, between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Company"), and WB QT, LLC, a Delaware limited liability company (the "Lender").

WHEREAS, the Company is indebted to the Lender under a Promissory Note dated November 24, 2009 in the original principal amount of $3,000,000, as amended pursuant to that Agreement between the Company and Lender dated July 8, 2010, and as further amended pursuant to that Agreement and Amendment between the Company and Lender dated as of August 31, 2011 (the "August Agreement and Amendment"), with such Promissory Note as so amended being referred to herein as the "Consent Fee Note";

WHEREAS, the Company and Lender are parties to that certain Agreement and Amendment dated November 2, 2011 (the "November Agreement and Amendment"); and

WHEREAS, the Company has requested that the Lender agree to certain amendments to the Consent Fee Note, and Lender has agreed to make such amendments on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the Company and the Lender hereby agree as follows:

1. Amendments to Consent Fee Note.

(a) The third paragraph of the Consent Fee Note is amended in its entirety to read as follows:

Lender may make demand for payment of all or part of the principal amount due under this Note at any time (and from time to time) by providing the Company with written notice of the principal amount so demanded; provided, however, that Lender may not make demands during the period from February 10, 2012 through April 10, 2012 for payments involving an aggregate amount of principal in excess of $1,300,000. The Company may call all or part of the principal due under this Note at any time (and from time to time) by providing Lender with written notice of the principal amount being called. Any amount not paid as a result of a demand by Lender or call by Company shall be due and payable on January 16, 2015 (the "Maturity Date").

(b) The fourth paragraph of the Consent Fee Note is amended in its entirety to read as follows:

When demand for payment is made by Lender or a call is made by the Company, then the "Actual Payment Amount" due with respect to such demand or call shall be the greater of (A) the principal amount so demanded or called and (B) that amount determined by multiplying the principal amount so demanded or called by the Multiplier (as defined below), as adjusted, with that product then multiplied by the lesser of (x) the volume-weighted average price of the common stock of the Company for the three (3) consecutive trading days ending on the trading day immediately preceding the Demand Date (as defined below) or the Call Date (as defined below), as the case may be (the "VWAP Measurement Period") and (y) $50 (the "Cap"), as adjusted. For purposes of the calculation described in this paragraph, the "Multiplier" shall be (i) 1.05 with respect to the first $1,300,000 in principal amount for which payment demands or calls are made on or after February 10, 2012, and (ii) .04 in connection with any other payment demand or call. With respect to the Multiplier and Cap, "as adjusted" means adjusted for stock dividends, stock splits, reverse stock splits, or any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of common shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for common shares. By way of example only, a 2-for-1 stock split would result in the Multiplier being adjusted to 2.10 or .08, as the case may be, and the Cap being adjusted to $25.

(c) The sixth paragraph of the Consent Fee Note is amended in its entirety to read as follows:

The Company shall have the right in its sole discretion to pay any principal due under this Note using unregistered shares of its common stock; provided, however (A) if the Company calls all or part of the principal due under this Note, the principal so called shall be paid in full in cash and may not be paid in shares of the Company's common stock, and (B) to otherwise pay using shares of common stock, (i) the volume-weighted average share price of the common stock of the Company for the VWAP Measurement Period must be greater than $0.95, which amount shall be adjusted in the same manner as provided above for the Cap, and (ii) such shares must be listed on the Nasdaq Global Market. When making any payment using shares of common stock of the Company, the value of each such share of stock shall be determined based on the volume-weighted average price of such stock during the VWAP Measurement Period. The common stock used for payment will be "restricted securities" and shall be delivered to Lender on the Payment Date. Payments made in cash shall be made on the Payment Date. In the event the Lender demands payment in full of the principal amount due under this Note or the Company calls in full the principal due under this Note, the Company shall, on the Payment Date, also pay in cash all unpaid interest on this Note that has accrued to the Payment Date.

2. Other Agreements. Concurrent with the parties execution of this Agreement, Lender hereby makes a payment demand for $700,000 of the amount due under the Consent Fee Note (the "February 10 Payment Demand"). The Company and Lender agree that the Company shall settle the February 10 Payment Demand by delivering to Lender 735,000 shares (the "Settlement Shares") of its common stock on or before February 14, 2012. Concurrent with the parties execution of this Agreement, the Company shall provide Lender with a copy of an irrevocable instruction letter issued to its transfer agent for the issuance of the Settlement Shares and, within two (2) business days thereafter, shall cause such transfer agent to credit the Settlement Shares to a book entry account in the name of the Lender maintained by the transfer agent.

3. Company Acknowledgements. The Company hereby acknowledges, confirms and agrees that (a)  the Consent Fee Note is in full force and effect, (b) as of and through the date hereof (and after given effect to the payment demand under Section 2 hereof), the Company is indebted to Lender in respect of principal due under the Consent Fee Note in the outstanding amount of $1,690,000, (c) such principal, together with interest accrued or accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Company to the Lender pursuant to the terms of the Consent Fee Note, are unconditionally owing by the Company to Lender, and (d) the Company has no right of offset, defense or counterclaim of any kind, nature or description whatsoever with respect to such obligations or any rights of the Lender under the Consent Fee Note.

4. Lender Acknowledgements. Lender acknowledges and agrees that notwithstanding anything contained in this Agreement, the Lender Warrant (as defined in the November Agreement and Amendment), the Convertible Notes (as defined in the November Agreement and Amendment), the November Agreement and Amendment or the August Agreement and Amendment to the contrary, the Company shall not issue, in satisfaction of a payment demand made under the Consent Fee Note, an aggregate number of shares of Common Stock which, when aggregated with any other shares of Common Stock issued to the Lender (or any affiliate of the Lender) after the date of the August Agreement and Amendment as Fee Shares (as defined in the Convertible Notes), upon prior conversion after the date of the August Agreement and Amendment of any of the Convertible Notes, or upon prior exercise of the Lender Warrant would exceed 19.99% of the Company's issued and outstanding shares of Common Stock as of the date of the August Agreement and Amendment, if such issuance would be in violation of applicable Nasdaq Global Market rules.

5. Company's Representations, Warranties and Agreements. The Company hereby represents, warrants and agrees as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the Consent Fee Note, as amended hereby (as so amended, the "Amended Consent Fee Note"). The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement and the Amended Consent Fee Note have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered to the Lender by the Company. This Agreement and the Amended Consent Fee Note are enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(b) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement and the Amended Consent Fee Note will not violate or conflict with the organizational documents of the Company or any requirement of law or contractual obligation of the Company and will not result in, or require, the creation or imposition of any lien on any of the properties or revenues of the Company.

(c) The shares of Common Stock issuable under the Amended Consent Fee Note (the "Transaction Shares") are duly authorized and, when issued in accordance with the terms of the Amended Consent Fee Note, will be duly and validly issued, fully paid and non-assessable, free from all taxes and liens with respect to the issue thereof.

(d) The authorized and outstanding capital stock of the Company are as described on Schedule 5(d). Except as described on Schedule 5(d), (a) there are no outstanding warrants, options or other rights to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock of the Company (such warrants, options, rights and convertible instruments being herein called "Derivative Securities"), and (b) there are no anti-dilution or price adjustment provisions contained in the terms governing any outstanding Derivative Securities that will be triggered by the execution and delivery of this Agreement or the issuance of any Transaction Shares. No stockholder of the Company or other person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the acquisition of any Transaction Shares.

(e) The Company has not at any time since November 24, 2009 subdivided (by share split, share dividend or otherwise) any outstanding shares of its Common Stock into a greater number of shares or combined (by reverse share split or otherwise) any outstanding shares of its Common Stock into a smaller number of shares, or effected any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction pursuant to which the holders of shares of Common Stock were or will be entitled to receive (either directly or upon subsequent liquidation), stock, securities or assets with respect to or in exchange for such shares of Common Stock, other than a 1-for-20 reverse stock split effected with respect to the Common Stock on February 8, 2011.

(f) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Nasdaq Global Market (the "Principal Market"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting, for any reason, the Common Stock from the Principal Market. The Company is in compliance with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market, with the exception of Nasdaq's $1.00 minimum bid price rule.

6. Conditions to Effectiveness of this Agreement. This Agreement shall be and become effective as of the date hereof when, and only when, each of the following conditions shall have been satisfied:

(a) The Lender shall have received copies of the certificate of incorporation of the Company, the bylaws of the Company and resolutions of the board of directors of the Company authorizing this Agreement and the transactions contemplated hereby, each certified as of the date of this Agreement by the Company's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and signature and incumbency certificates, dated as of the date of this Agreement, of the officers of the Company.

(b) No representations or warranties of the Company set forth in this Agreement shall prove to have been false in any material respect as of the date made.

7. Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its successors and assigns, and its present and former members, affiliates, subsidiaries, divisions, predecessors, governors, managers, officers, attorneys, employees, agents and other representatives (Lender and all such other persons being hereinafter referred to collectively as the "Released Parties"), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, demands and liabilities whatsoever of every name and nature, known or unknown, both at law and in equity, that the Company or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Released Parties or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which has arisen at any time on or prior to the date of this Agreement for or on account of, or in relation to, or in any way in connection with (i) this Agreement, the Convertible Notes, the Amended Consent Fee Note or any transactions hereunder or thereunder or relating hereto or thereto, or (ii) any other debt or equity investment of the Lender in the Company or any other financing arrangement between the Lender and the Company.

8. Miscellaneous.

(a) Except as expressly modified pursuant hereto, no other changes or modifications to the August Agreement and Amendment, the November Agreement and Amendment, or the Consent Fee Note are intended or implied by this Agreement and in all other respects the August Agreement and Amendment, the November Amendment and Agreement, and the Consent Fee Note, as amended by this Agreement, are hereby are ratified and confirmed by each of the parties hereto.

(b) [Reserved]

(c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d) All representations, warranties, covenants and releases of the Company made in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no investigation by the Lender shall affect such representations, warranties, covenants and releases of the Company or the right of the Lender to rely upon them.

(e) Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

(f) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflicts of law thereof. Each party hereto agrees that all legal proceedings concerning this Agreement or the interpretation, enforcement or defense hereof (whether brought against a party hereto or its respective affiliates, directors, governors, managers, officers, stockholders, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding relating thereto, any claim that it is not personally subject to the jurisdiction of any such court or that any such court is an inconvenient venue for such proceeding.

(g) EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

(h) This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. By: /s/ W. Brian Olson Name: W. Brian Olson Title: Chief Financial Officer

WB QT, LLC By: /s/ Mark Strefling Name: Mark Strefling Title: Chief Legal Officer

Signature Page to Agreement and Amendment